Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

November 7, 2017

Tesla, Inc.

3500 Deer Creek Road

Palo Alto, CA 94304

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Tesla, Inc., a Delaware corporation (the “Company”), in connection with the registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), of up to 34,772 shares of the Company’s common stock, $0.001 par value per share, that are issued and outstanding (the “Shares”) pursuant to the Registration Statement on Form S-3 to be filed on or about November 7, 2017 with the Securities and Exchange Commission (the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, the legal capacity and competency of all natural persons, that all documents submitted to us as originals are authentic, and that all copies of documents submitted to us conform to the originals. We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be reliable.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We are members of the bar of the State of California. For purposes of this opinion, we do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of California and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation

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